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                                                                    EXHIBIT 99.2


            THERE ARE THREE WAYS TO DELIVER YOUR VOTING INSTRUCTIONS

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
          TELEPHONE                       INTERNET                          MAIL

This method is available for    Visit the Internet website at   Simply complete, sign and
residents of the U.S. and       http://proxy.georgeson.com.     date your Proxy Card and
Canada. On a touch tone         Enter the COMPANY NUMBER and    return it in the postage-paid
telephone, call TOLL FREE       CONTROL NUMBER shown below      envelope. If you are
1-800-850-5909, 24 hours a      and follow the instructions     delivering your voting
day, 7 days a week. You will    on your screen. Available       instructions by telephone or
be asked to enter ONLY the      until 5 p.m. Eastern Time on    the Internet, please do not
CONTROL NUMBER shown below.     Wednesday, April 24, 2002.      mail your Voting Instruction
Have your Voting Instruction                                    Card.
Card ready, then follow the
pre-recorded instructions.
Available until 5 p.m.
Eastern Time on Wednesday,
April 24, 2002.
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                --------------                  --------------
                COMPANY NUMBER                  CONTROL NUMBER
                --------------                  --------------


              TO DELIVER YOUR INSTRUCTIONS BY MAIL, PLEASE DETACH
                         VOTING INSTRUCTION CARD HERE
--------------------------------------------------------------------------------
      PLEASE MARK
[X]   VOTES AS IN
      THIS EXAMPLE.

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
                                      FOR both              WITHHOLD
                                  nominees listed         AUTHORITY to
                                    below (except         vote for both
                                  as marked to the         nominees as
                                   contrary below)        listed below
                                                                                                               FOR  AGAINST  ABSTAIN
Item 1. Election of Directors.            [ ]                  [ ]      Item 4. Approval of the proposal
        THE BOARD OF DIRECTORS                                                  regarding the Noble Drilling   [ ]    [ ]      [ ]
        RECOMMENDS A VOTE "FOR"                                                 Corporation 1992 Nonqualified
        THE ELECTION OF THE                                                     Stock Option Plan for
        NOMINEES LISTED BELOW.                                                  Non-Employee Directors. THE
                                                                                BOARD OF DIRECTORS RECOMMENDS
 LAWRENCE J. CHAZEN AND WILLIAM A. SEARS                                        A VOTE "FOR" APPROVAL.

(INSTRUCTION: To withhold authority to
vote for any individual nominee, write
the nominee's name in the space provided below.)

---------------------------------------
                                          FOR    AGAINST     ABSTAIN                                           FOR  AGAINST  ABSTAIN
Item 2. Approval of the proposal to                                     Item 5. Approval of the merger
        amend Noble Drilling              [ ]      [ ]         [ ]              and approval and adoption      [ ]    [ ]      [ ]
        Corporation's Restated                                                  of the Agreement and Plan
        Certificate of Incorporation to                                         of Merger attached to the
        increase the authorized shares                                          accompanying proxy
        of common stock to 400,000,000                                          statement/prospectus as
        from 200,000,000. THE BOARD OF                                          Annex A. THE BOARD RECOMMENDS
        DIRECTORS RECOMMENDS A VOTE                                             A VOTE "FOR" APPROVAL.
        "FOR" APPROVAL.
                                          FOR    AGAINST     ABSTAIN
Item 3. Approval of the proposal to
        amend the Noble Drilling          [ ]      [ ]         [ ]
        Corporation 1991 Stock Option
        and Restricted Stock Plan. THE
        BOARD OF DIRECTORS RECOMMENDS A
        VOTE "FOR" APPROVAL.

                                                                                            Dated:                       , 2002
                                                                                                  -----------------------

                                                                                            ---------------------------------------
                                                                                            Signature(s) of 401(k) Plan Participant

                                                                                            This voting instruction card should be
                                                                                            signed exactly as your name appears
                                                                                            hereon.

                                                                                            Voting instructions must be indicated
                                                                                            [x] in black or blue ink.


Please complete, date and sign this voting instruction card and return it promptly in the enclosed postage prepaid envelope.
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                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                           NOBLE DRILLING CORPORATION
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478

                    VOTING INSTRUCTION CARD FOR COMMON STOCK

       VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby instructs the trustee to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation 401(k) Savings Plan at the Meeting of Stockholders of Noble Drilling Corporation to be held on April 25, 2002, and at any adjournment thereof, as more fully described in the notice of the Meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN ("401(k) PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED 401(k) PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR APPROVAL OF ITEM 1.
ITEM 2, ITEM 3, ITEM 4 AND ITEM 5.



           (Continued and to be signed and dated on the reverse side)




                                                                SEE REVERSE SIDE